EXHIBIT 99.4

Occidental Petroleum Corporation

Second Quarter 2012 Earnings Conference Call

July 26, 2012

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• Net Income - $1.3 Billion in 2Q12 vs. $1.8 Billion in 2Q11
 and $1.6 Billion in 1Q12.
 – EPS $1.64 (diluted) vs. $2.23 (diluted) in 2Q11 and $1.92
 (diluted) in 1Q12.
• All of the drop in 2Q12 earnings compared to 1Q12 was
 attributable to the decline in commodity prices.
• Worldwide oil and domestic gas and NGL prices were
 significantly lower during the quarter.
Second Quarter 2012 Earnings - Highlights
Second Quarter 2012 Earnings - Highlights

Second Quarter 2012 Earnings - Oil & Gas
Segment Variance Analysis - 2Q12 vs. 1Q12
Second Quarter 2012 Earnings - Oil & Gas
Segment Variance Analysis - 2Q12 vs. 1Q12
• Core Results for 2Q12 of $2.0 B vs. $2.5 B in 1Q12
 – All of the drop in 2Q12 earnings compared to 1Q12 was attributable to the decline in commodity prices. Worldwide oil and domestic gas and NGL prices were significantly lower during the quarter.
($ in millions)

Second Quarter 2012 Earnings - Oil & Gas
Segment Variance Analysis - 2Q12 vs. 2Q11
Second Quarter 2012 Earnings - Oil & Gas
Segment Variance Analysis - 2Q12 vs. 2Q11
• Core Results for 2Q12 of $2.0 B vs. $2.6 B in 2Q11
($ in millions)

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        2Q12  2Q11
Oil and Gas Production Volumes (mboe/d)  766  715
 – The highest volume in the Company's history for the second consecutive quarter, +7% year-over-year.
• Our total domestic production was 462 mboe/d, the
 seventh consecutive domestic quarterly volume record
 for the company.
• Our total domestic production was 9% higher than 2Q11.
• Latin America volumes were 33 mboe/d.
 – Colombia’s production of 31 mb/d improved 7 mb/d from 1Q12 due to significantly lower levels of insurgent activity during 2Q12.
Second Quarter 2012 Earnings - Oil & Gas Production

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• In the Middle East region, volumes were 271 mboe/d:
 – In Oman, 2Q12 production was 72 mboe/d, 2 mboe/d lower
 than 1Q12 volumes.
 – In Qatar, 2Q12 production was 74 mb/d, 2 mb/d higher than
 1Q12 volumes.
 – For Dolphin and Bahrain combined, daily production increased
 7 mboe/d from 1Q12, which included planned plant shutdowns
 in Dolphin.
 – The rest of the Middle East/North Africa production decreased by 10 mboe/d.
 – Oil prices and production sharing and similar contract factors did not significantly impact this quarter’s production volumes compared to the previous quarter or 2Q11.
 – Our 2Q12 sales volumes were 759 mboe/d, slightly lower than our production volumes, due to the timing of liftings in the
 Middle East/North Africa.
Second Quarter 2012 Earnings - Oil & Gas Production
Second Quarter 2012 Earnings - Oil & Gas Production

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• 2Q12 realized prices were lower for our products
 compared to 1Q12.
 – Our worldwide crude oil realized price was $99.34 per barrel, a decrease of about 8%;
 – worldwide NGLs were $42.06 per barrel, a decrease of about 20%, and;
 – domestic natural gas prices were $2.09 per MCF, a decline of 26%.
• 2Q12 realized prices were also lower than 2Q11 prices for
 all our products.
 – On a year-over-year basis, price decreases were 4% for worldwide crude oil;
 – 27% for worldwide NGLs, and;
 – 51% percent for domestic natural gas.
Second Quarter 2012 Earnings - Oil & Gas
Segment - Realized Prices
Second Quarter 2012 Earnings - Oil & Gas
Segment - Realized Prices

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• Realized oil prices for the quarter represented 106%
 of the average WTI and 91% of the average Brent price.
• Realized NGL prices were 45% of WTI and realized
 domestic gas prices were 92% of the average NYMEX
 price.
• Price changes at current global prices affect our
 quarterly earnings before income taxes by $38 mm
 for a $1.00 per barrel change in oil prices and $8 mm for
 a $1.00 per barrel change in NGL prices.
• A swing of 50 cents per million BTUs in domestic gas
 prices affects quarterly pre-tax earnings by about $35 mm.
 – These price change sensitivities include the impact of production-sharing contract volume changes on income.
Second Quarter 2012 Earnings - Oil & Gas
Segment - Realized Prices
Second Quarter 2012 Earnings - Oil & Gas
Segment - Realized Prices

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Second Quarter 2012 Earnings - Oil & Gas Segment
      2Q12  2Q11
 Reported Segment Earnings ($mm)  $2,043  $2,624
 WTI Oil Price ($/bbl)                                                                                                                                                                    $93.49  $102.56
 Brent Oil Price ($/bbl)         $108.90 $117.36
 NYMEX Gas Price ($/mcf)          $2.28  $4.23
 Oxy’s Realized Prices
  Worldwide Oil ($/bbl)  $99.34  $103.12
 - 4% year-over-year
  Worldwide NGLs ($/bbl)  $42.06  $57.67
 - 27% year-over-year

  US Natural Gas ($/mcf)   $2.09  $4.27
 - 51% year-over-year

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• Oil and gas cash production costs were $14.50 a
 boe for the first six months of 2012, compared with
 last year's twelve-month costs of $12.84 a boe.
 – The cost increase reflects higher well maintenance activity, in part reflecting our higher well count, higher workover activity and higher support and injection costs.
• Taxes other than on income, which are directly related
 to product prices, were $2.46 per boe for the first six
 months of 2012, similar to last year’s comparable period.
• 2Q12 exploration expense was $96 million.
Second Quarter 2012 Earnings - Oil & Gas
Segment - Production Costs and Taxes
Second Quarter 2012 Earnings - Oil & Gas
Segment - Production Costs and Taxes

Second Quarter 2012 Earnings - Chemical
Segment Variance Analysis - 2Q12 vs. 1Q12
Second Quarter 2012 Earnings - Chemical
Segment Variance Analysis - 2Q12 vs. 1Q12
• Core Results for 2Q12 were $194 mm vs. $184 mm in 1Q12.
 – The sequential quarterly improvement was due to improved polyvinyl chloride (PVC)
 and vinyl chloride monomer (VCM) margins driven primarily by lower ethylene costs.
($ in millions)

Second Quarter 2012 Earnings - Chemical
Segment Variance Analysis - 2Q12 vs. 2Q11
Second Quarter 2012 Earnings - Chemical
Segment Variance Analysis - 2Q12 vs. 2Q11
• Core Results for 2Q12 were $194 mm vs. $253 mm in 2Q11.
 – The year-over-year decrease was the result of lower domestic and export caustic volumes, lower VCM export demand, and lower PVC and VCM export prices, partially offset by lower natural gas and ethylene costs.
*Lower energy and feedstock costs
($ in millions)

Second Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 2Q12 vs. 1Q12
Second Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 2Q12 vs. 1Q12
($ in millions)
• Core Results for 2Q12 were $77 mm vs. $131 mm in 1Q12.
 – The decline in earnings was mostly in the marketing and trading businesses and to a lesser degree in the gas plants, reflecting lower NGL prices, partially offset by improvements in the pipeline businesses.

Second Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 2Q12 vs. 2Q11
Second Quarter 2012 Earnings - Midstream
Segment Variance Analysis - 2Q12 vs. 2Q11
• Core Results for 2Q12 were $77 mm vs. $187 mm in 2Q11.
($ in millions)

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• The worldwide effective tax rate was 40% for 2Q12.
• Our 2Q12 U.S. and foreign tax rates are included in
 the “Investor Relations Supplemental Schedules.”
Second Quarter 2012 Earnings - Taxes

Second Quarter 2012 Earnings -
2012 YTD Cash Flow
Second Quarter 2012 Earnings -
2012 YTD Cash Flow
– Cash flow from operations for the first six months of 2012 was $6 billion. We used $5.1 billion of the company’s total cash flow to fund capital expenditures and $1 billion for acquisitions. Financial activities, which included dividends paid, stock buybacks and a $1.75 billion borrowing during the quarter, provided a net $800 million of cash flow.
($ in millions)
Cash Flow
From
Operations
$6,000
Beginning
Cash
$3,800
12/31/11

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Second Quarter 2012 Earnings -
Capital Expenditures & Acquisitions
Second Quarter 2012 Earnings -
Capital Expenditures & Acquisitions
• Capital expenditures for the first six months of 2012 were
 $5.1 billion, of which $2.7 billion was spent in 2Q12.
• Year-to-date capital expenditures by segment were 82%
 in oil and gas, 15% in midstream and the remainder in
 chemicals.
• The Al Hosn Shah gas project made up about 11% of the
 total capital spending for the first six months of 2012.
• Our acquisitions for the first six months of 2012 were
 $1 billion, mostly consisting of bolt-on acquisitions in
 the Williston basin, South Texas and the Permian.

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Second Quarter 2012 Earnings -
Shares Outstanding & Debt/Capital
 Shares Outstanding (mm) 2H12  6/30/12
 Weighted Average Basic  810.4
 Weighted Average Diluted  811.2

 Basic Shares Outstanding    809.4
 Diluted Shares Outstanding   810.0
      6/30/12  12/31/11

 Debt/Capital     16%  13%
• At the end of 2Q12, we issued $1.75 billion of senior notes at a weighted average interest rate of 2.4%, which brought the
 Company’s average effective borrowing rate down to 3.0%.

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Second Quarter 2012 Earnings -
Key Performance Metrics
Second Quarter 2012 Earnings -
Key Performance Metrics
• Occidental’s 2Q12 production set an all-time record for the
 Company for the second consecutive quarter and
 the domestic oil and gas segment produced record
 volumes for the seventh consecutive quarter.
• 2Q12 domestic production of 462 mboe/d, consisting
 of 322 mb/d of liquids and 840 mmcf/d of gas, was an
 increase of 7 mboe/d compared to 1Q12.
• About 86% of the domestic production growth over 1Q12
 was in liquids, which grew from 316 mb/d to 322 mb/d.
• Compared to 2Q11, our domestic production grew by 9%,
 or 38 mboe/d, of which 25 mb/d was liquids production
 growth and 79 mmcf/d was gas.
• Our annualized return on equity for the first six months of
 2012 was 15% and return on capital employed was 13%.
Note: See attached GAAP reconciliation.

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• We are raising our estimate of the total year capital
 program to $9.2 billion, from our previously announced
 level of $8.3 billion.
• Of the increase, about $600 million is for the Al Hosn
 Shah gas project, with the remainder of the increase
 going to the rest of the Oil and Gas segment, primarily to
 non-operated properties where our forecasting ability is
 limited.
• We expect our capital spend rate to slow down modestly
 from the current levels during the back half of the year
 and stabilize in 4Q12.
Second Quarter 2012 Earnings - Capital Program
Second Quarter 2012 Earnings - Capital Program

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Second Quarter 2012 Earnings -
2012 Updated Capital Expenditure Program
Second Quarter 2012 Earnings -
2012 Updated Capital Expenditure Program
($ in millions)

Second Quarter 2012 Earnings -
2012 vs. 2011 Capital Program
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($ in millions)
(a) Excludes the $500 million development costs, incurred by the project prior to the effective date of our participation, which was paid at the date of the signing of the Al Hosn Shah Field Development Project.

Second Quarter 2012 Earnings -
Capital Program - Al Hosn
Second Quarter 2012 Earnings -
Capital Program - Al Hosn

Second Quarter 2012 Earnings -
Capital Program - Domestic Operations
Second Quarter 2012 Earnings -
Capital Program - Domestic Operations

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Second Quarter 2012 Earnings -
Capital Program - Domestic Operations
Second Quarter 2012 Earnings -
Capital Program - Domestic Operations

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• As we look ahead to production expectations in 2H12:
 – Over the past year, we have generally achieved our 6 to 8 mboe/d quarter-over-quarter domestic production increase.
 – We expect that we will achieve the high end of this range of increase through the rest of the year, which should give us an entry rate into the new year of at least 480 mboe/d.
 – The increase will be spread among all of the domestic operations.
• Internationally, at current prices we expect production
 to increase modestly for the rest of the year, depending
 on spending levels in Iraq.
 – This includes the effect of a drop in production at Dolphin to about 40 mboe/d starting in 3Q12, resulting from the full cost recovery of the pre-startup capital over the first five years since production commenced in July 2007.
 – We expect international sales volumes in 3Q12 to be similar to the 2Q12 level.
Second Quarter 2012 Earnings -
Oil and Gas - 2H12 Outlook

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• A $5.00 change in global oil prices would impact our
 daily volumes by about 3 mboe/d. The financial impact
 of this volume change is incorporated into the product
 price sensitivities we have provided.
• We expect exploration expense to be about $85 million
 for seismic and drilling for our exploration programs in
 3Q12.
Second Quarter 2012 Earnings -
Oil and Gas - 2H12 Outlook

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• The chemical segment 3Q12 earnings are estimated to
 be about $175 million.
 – Weakness in export demand, conditions in Europe and China, slowdown in U.S. demand and rising US natural gas costs will keep pressure on margins.
• We expect our combined worldwide tax rate in 3Q12 to
 increase to about 42%.
Second Quarter 2012 Earnings -
3Q12 Outlook - Chemicals & Taxes

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Second Quarter 2012 Earnings - Summary
Second Quarter 2012 Earnings - Summary
• To summarize: We closed the quarter with a second consecutive all-time record total Company production and the seventh
 consecutive record domestic oil and gas production.
 – We increased our total domestic production by 7 mboe/d over 1Q12 and by 38 mboe/d from 2Q11.
 – Domestically, where we are the largest onshore liquids producer in the lower 48 states, our production increased by 9% from 2Q11.
 – Our total production increased by 7% in 2Q12 on a year-over-year basis;
• We are raising our estimate of the total year capital program to
 $9.2 billion, from our previously announced level of $8.3 billion.
 – Of the increase, about $600 million is for the Al Hosn Shah gas project with the remainder of the increase going to the rest of the oil and gas segment;
• The business generated cash flow from operations of $6 billion in the first six months of 2012.
 – We spent about $5.1 billion of our cash flow on our capital program.

Second Quarter 2012 Earnings - Q&A
Second Quarter 2012 Earnings - Q&A